UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:  001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Nephros, Inc. (“Nephros” or the “Company”) entered into a Subscription Agreement with Lambda Investors LLC (“Lambda”) on September 19, 2007 (the “First Closing Date”), GPC 76, LLC on September 20, 2007, Lewis P. Schneider on September 21, 2007 and Enso Global Equities Partnership LP on September 25, 2007 (collectively, the “New Investors”) pursuant to which the New Investors purchased an aggregate of approximately $12.7 million principal amount of Series A 10% Secured Convertible Notes due 2008 (the “Purchased Notes”) of Nephros, for the face value thereof (the “Offering”).

Concurrently with the Offering, Nephros entered into an Exchange Agreement with each of Southpaw Credit Opportunity Master Fund LP, 3V Capital Master Fund Ltd, Distressed/High Yield Trading Opportunities, Ltd., Kudu Partners, L.P. and LJHS Company (collectively, the “Exchange Investors” and together with the New Investors, the “Investors”), pursuant to which the Exchange Investors agreed to exchange the principal and accrued but unpaid interest in an aggregate amount of approximately $5.6 million under the 6% Secured Convertible Notes due 2012 (“Old Notes”) of Nephros, for new Series B 10% Secured Convertible Notes due 2008 in an aggregate principal amount of $5.3 million (the “Exchange Notes”, and together with the Purchased Notes, the “New Notes”) (the “Exchange”, and together with the Offering, the “Financing”).

The Company has obtained the approval of its stockholders representing a majority of its outstanding shares to the issuance of the shares issuable upon conversion of the New Notes and exercise of the warrants issuable upon such conversion, as further described below.  The stockholder approval will be effective 20 days after a definitive Schedule 14C Information Statement (“Schedule 14C”) is sent or given to the Company’s stockholders.

Upon effectiveness of such approval, all principal and accrued but unpaid interest (the “Conversion Amount”) under the New Notes will automatically convert into (i) shares of Nephros’ common stock, par value $0.001 per share (“Common Stock”) at a conversion price per share of Common Stock equal to $0.706 and (ii) in the case of Purchased Notes, but not Exchange Notes, Class D Warrants (the “Warrants”) for purchase of shares of Common Stock in an amount equal to 50% of the number of shares of Common Stock issued to the New Investors in accordance with clause (i) above with an exercise price per share of Common Stock equal to $0.90 (subject to anti-dilution adjustments).

National Securities Corporation (“NSC”) and Dinosaur Securities, LLC (“Dinosaur” and together with NSC, the “Placement Agent”) acted as co-placement agents in connection with the Financing pursuant to an Engagement Letter, dated June 6, 2007 and a Placement Agent Agreement dated September 18, 2007.  The Placement Agent will receive (i) an aggregate cash fee equal to 8% of the face amount of the Purchased Notes, allocated and paid 6.25% to NSC and 1.75% to Dinosaur, and (ii) warrants with a term of five years from the date of issuance to purchase 10% of the aggregate number of shares of Common Stock issued upon conversion of the Purchased Notes at an exercise price of $0.90 per share.

No later than 15 business days after the First Closing Date, the Company is required to file a preliminary Schedule 14C with the Securities and Exchange Commission (the “SEC”).

The Company will file a definitive Schedule 14C with the SEC no later than the second day after receiving confirmation that the SEC has no further comments on the preliminary Schedule 14C.

While outstanding, the New Notes accrue interest at a rate of 10% per annum, compounded annually and payable in arrears at maturity or conversion.  The New Notes are secured by a first lien and security interest on all of Nephros’ assets.

The Warrants, when issued, will have a term of five years and will be non-callable by Nephros.

In connection with the sale of the New Notes, Nephros and the Investors have entered into a Registration Rights Agreement dated as of the First Closing Date (the “Registration Rights Agreement”) pursuant to which Nephros agreed to file an initial registration statement (“Initial Resale Registration Statement”) with the SEC no later than 60 days after the Company files a definitive Schedule 14C with the SEC.

The Company has agreed to use its commercially reasonable best efforts to have the Initial Resale Registration Statement declared effective within 240 days after filing of the definitive Schedule 14C.  In the event the Initial Resale Registration Statement has not been declared effective within such time period, for each 30-day period thereafter or portion thereof, Nephros will pay each Investor as liquidated damages an amount equal to 1% of such Investor’s Conversion Amount in respect of the first ten 30-day periods, and 2% of such Investor’s Conversion Amount thereafter.  If the Company fails to pay the liquidated damages, the Company will pay interest thereon at a rate of 15% per annum.

In connection with the sale of the New Notes, Nephros and the Investors have entered into an Investor Rights Agreement dated as of the First Closing Date (the “Investor Rights Agreement”) pursuant to which Nephros agreed to take such corporate actions as may be required to, among other things, entitle Lambda to (i) nominate the Lambda Nominees (as defined in the Investor Rights Agreement) to the Board of Directors of Nephros (the “Board”) to serve as directors until their respective successor(s) are elected and qualified, (ii) nominate each successor to the Lambda Nominees, provided that any successor shall have reasonably appropriate experience and background, and (iii) direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii).  Under the Investor Rights Agreement, Nephros is required to convene meetings of the Board at least once every three months.  If the Company fails to do so, a Lambda director will be empowered to convene such meeting.

The Investor Rights Agreement also provides that, except as Lambda may otherwise agree in writing, Lambda will have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as Nephros and (ii) do business with any client, competitor or customer of Nephros, with the result that Nephros shall have no right in or to such activities or any proceeds or benefits therefrom, and neither Lambda nor any Lambda Person (as defined in the Investor Rights Agreement) will be liable to Nephros or its stockholders for breach of any fiduciary duty by reason of any such activities of Lambda or of such Lambda Person’s participation therein.  A Lambda Person who is serving as an officer or director of Nephros may not, at the same time, serve as an officer or director of any entity whose principal business activity is (i) the development or sale of medical devices for the treatment of end stage renal disease or (ii) water filtration.  In the event that Lambda or any Lambda Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Lambda and Nephros other than in the case of a “director-related opportunity” (as defined in the Investor Rights Agreement), Lambda and such Lambda Person will have no duty to communicate or present such corporate opportunity to Nephros.

In addition, in the event that a Lambda director acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Nephros and Lambda, such corporate opportunity will belong to Lambda, unless such corporate opportunity is a director-related opportunity, in which case such corporate opportunity will belong to Nephros.

The forms of the Subscription Agreement, the Purchased Note, the Warrant, the Exchange Note and the Placement Agent Warrant, as well as the Exchange Agreement, the Registration Rights Agreement, the Investor Rights Agreement and the Placement Agent Agreement, are being filed as exhibits to this Current Report on Form 8-K, and the descriptions of such documents set forth herein are summary only and are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance  Sheet Arrangement of a Registrant.

Certain disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Subject to certain terms and conditions, the outstanding principal of and accrued interest on the New Notes may become immediately due and payable upon the occurrence of any of the following events of default:  Nephros’ failure to pay principal or interest on the New Notes when due; certain bankruptcy-related events with respect to Nephros; material breach of any representation, warranty or certification made by Nephros in or pursuant to the New Notes, or under the Registration Rights Agreement or, as related to the Purchased Notes, the Subscription Agreement, or, as related to the Exchange Notes, the Exchange Agreement; breach of any Nephros covenants contained in the New Notes or, as related to the Purchased Notes, the Subscription Agreement, or, as related to the Exchange Notes, the Exchange Agreement, which is not cured within 10 calendar days after notice of such breach is given to Nephros; the removal of a director who was requested to be elected by Lambda without the written consent of Lambda; Nephros’ incurrence of Indebtedness (as defined in the New Notes) without prior approval of Lambda; or the acceleration of certain other debt of Nephros.

Item 3.02. Unregistered Sales of Equity Securities.

Certain disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Nephros has determined that the issuance of the New Notes and any securities issuable upon conversion or prepayment of the New Notes or exercise of the Warrants are exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and/or Regulation D promulgated thereunder. The Investors represented their status as sophisticated investors, as well as their intention to acquire the New Notes and any Common

Stock issuable upon conversion thereof or upon exercise of the Warrants for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the New Notes and will be affixed to the share certificates for any such Common Stock. Moreover, each Investor either received adequate information about Nephros or had access to such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2007, in connection with the closing of the Financing, William J. Fox resigned as Executive Chairman and a director of the Board and Judy S. Slotkin, W. Townsend Ziebold, Jr. and Howard Davis resigned as directors of the Board.  The resignation of four directors from the Board were a condition precedent to the closing of the Financing.

On September 19, 2007, in connection with Mr. Fox’s resignation as Executive Chairman, Nephros and Mr. Fox entered into a Separation Agreement and Release (the “Separation Agreement”), pursuant to which the parties mutually agreed to terminate Mr. Fox’s employment with Nephros and the employment agreement between Nephros and Mr. Fox made as of July 1, 2006 (the “Employment Agreement”), effective immediately.  Nephros will pay Mr. Fox an aggregate of $142,500 paid in equal installments for a period of six months after the Termination Date (as defined in the Separation Agreement).  Nephros will also pay to Mr. Fox any accrued but unpaid Base Salary (as defined in the Employment Agreement) for services rendered through the Termination Date.

Also on the Termination Date, unvested stock options to purchase 56,250 shares of Common Stock held by Mr. Fox will vest and become fully exercisable.  Mr. Fox has the right to exercise all of the vested options he holds within the period commencing on the Termination Date and ending ninety days after the Termination Date (the “Options Exercise Period”).  Any options not exercised by Mr. Fox within the Options Exercise Period shall be cancelled.  For a period of six months after the Termination Date, Mr. Fox will continue to participate in all employee benefit plans, programs and arrangements in which Mr. Fox was participating in immediately prior to termination.

Although neither Mr. Fox nor the Company has any further obligations under the Employment Agreement, certain provisions of the Employment Agreement remain in full force and effect and are incorporated by reference into the Separation Agreement.  Such provisions relate to, among other things, noncompetition and nonsolicitation (as amended pursuant to the Separation Agreement), proprietary information, confidentiality and surrender of records, and inventions and patents.

The Separation Agreement is being filed as an exhibit to this Current Report on Form 8-K, and the description of such document set forth herein is summary only and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Effective on September 19, 2007, in connection with the closing of the Financing, Paul A. Mieyal and Arthur H. Amron were appointed as directors of the Company.  The appointment of Dr. Mieyal and Mr. Amron to the Board was a condition precedent to the closing of the Financing.  There were no definitive arrangements that were made regarding committees of the Company to which Dr. Mieyal and Mr. Amron were expected to be named. Dr. Mieyal and Mr. Amron are employed by Wexford Capital LLC (“Wexford Capital”), a registered investment advisory firm that manages Lambda.  Apart from the Financing, and the transactions contemplated therein, neither Dr. Mieyal nor Mr. Amron has had a direct or indirect material interest in any transaction of the Company during the last two years, or proposed transaction, to which the Company was or is to be a party.

Dr. Mieyal is a Vice President of Wexford Capital. Prior to that, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal serves as a Director of Danube Pharmaceuticals, Inc., Epiphany Biosciences, Inc., GlobeImmune, Inc., Interventional Spine, Inc., Microbiogen Pty Ltd., Nile Therapeutics, Inc., and Tigris Pharmaceuticals, Inc. Dr. Mieyal received his Ph.D. in pharmacology from New York Medical College, a B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

Mr. Amron is a partner of Wexford Capital and serves as its General Counsel.  Mr. Amron also actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. From 1991-94, Mr. Amron was an Associate at Schulte Roth & Zabel LLP specializing in corporate and bankruptcy law and from 1984-91, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a JD from Harvard University, a BA in political theory from Colgate University and is a member of the New York Bar.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2007, in connection with the Financing, the majority of the stockholders of Nephros have, by written consent in lieu of a meeting, adopted an amendment to Nephros’ fourth amended and restated certificate of incorporation (the “Amendment”) to increase the authorized shares of Common Stock of Nephros to 60 million.  Nephros does not intend to solicit proxies to adopt the Amendment.  As disclosed above, Nephros intends to file a preliminary Schedule 14C with the SEC no later than 15 days after the closing of the Financing and will file a definitive Schedule 14C with the SEC no later than the second day after receiving confirmation that the SEC has no further comments on the preliminary Schedule 14C.  The Amendment will not be filed or take effect until 20 days after the definitive Schedule 14C is filed.  A form of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 25, 2007, Nephros issued a press release announcing the Financing discussed above.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

3.1	Form of Amendment to the Fourth Amended and Restated Certificate of Incorporation for Nephros, Inc.
4.1	Form of Series A 10% Secured Convertible Note due 2008 convertible into Common Stock and Warrants
4.2	Form of Series B 10% Secured Convertible Note due 2008 convertible into Common Stock
4.3	Form of Class D Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Subscription Agreement between Nephros and each New Investor
10.2	Exchange Agreement, dated as of September 19, 2007, between Nephros and the Exchange Investors
10.3	Registration Rights Agreement, dated as of September 19, 2007, among Nephros and the Investors
10.4	Investor Rights Agreement, dated as of September 19, 2007, among Nephros and the Investors
10.5	Placement Agent Agreement, dated as of September 18, 2007, among Nephros, NSC and Dinosaur
10.6	Separation Agreement and Release, dated September 19, 2007, between Nephros and William J. Fox
99.1	Press Release issued by Nephros, Inc. dated September 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2007

                                                                                                 NEPHROS, INC.

                                                                                             By: /s/ Mark W. Lerner
                                Name: Mark W. Lerner
                                Title:   Chief Financial Officer (Principal
                                                         Financial and Accounting Officer)